UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Revised Definitive Proxy Statement

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RAIT Financial Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Keith E. Gottfried, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004-2541

(202) 739-5947

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RAIT FINANCIAL TRUST

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY

STATEMENT OF RAIT FINANCIAL TRUST DATED MAY 15, 2017

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 22, 2017, at 10:00 A.M., Philadelphia time, at the offices of

Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103-2921

To the Shareholders of RAIT Financial Trust:

The information contained in this Supplement (the “Supplement”) amends, supplements and, to the extent inconsistent, supersedes the corresponding information in the Notice of Annual Meeting of Shareholders and Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2017 (the “Proxy Statement”) previously sent to the shareholders of RAIT Financial Trust, a Maryland real estate investment trust (“RAIT” or the “Company”), in connection with the solicitation of proxies on behalf of the Board of Trustees of RAIT (the “RAIT Board”) for use at RAIT’s 2017 Annual Meeting of Shareholders and at any adjournment, postponement, continuation or rescheduling thereof (the “2017 Annual Meeting”). The 2017 Annual Meeting will be held on Thursday, June 22, 2017, at 10:00 A.M., Philadelphia time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103-2921, which is the same time and place specified in the Proxy Statement. The date of this Supplement is June 2, 2017 and the date on which this Supplement will first be sent to RAIT shareholders is on or about June 5, 2017.

We have enclosed a WHITE proxy card with this Supplement which is the same WHITE proxy card you previously received with the Proxy Statement. The WHITE proxy card or voting instruction form you previously received with the Proxy Statement remains valid. Whether or not you expect to attend the 2017 Annual Meeting, please complete and return all WHITE proxy cards and voting instruction forms that you receive from us, including the WHITE proxy card that was previously provided to you with the Proxy Statement. You may also vote by internet or telephone by following the instructions for voting by internet or telephone that are provided on the WHITE proxy card or the voting instructions on the voting instruction form provided to you.

The record date for the determination of shareholders who are entitled to notice of and to vote at the 2017 Annual Meeting, and at any adjournment, postponement, continuation or rescheduling thereof, is the close of business on May 8, 2017, which is the same record date specified in the Proxy Statement.

As further indicated below, RAIT has entered into a Cooperation Agreement with Highland Capital Management, L.P. (“Highland”) and each of the other persons set forth on the signature page of the Cooperation Agreement (the “Cooperation Agreement”), which has resulted in Highland withdrawing its purported notice of nominations and terminating its threatened proxy contest.

The Cooperation Agreement does not affect the Trustee nominees to be elected at the 2017 Annual Meeting or any of the other proposals to be voted upon at the 2017 Annual Meeting, except to the extent specified in the Supplement. If you have already voted your shares and do not wish to change your vote, no further action is necessary. Proxies already returned by shareholders will remain valid and will be voted at the 2017 Annual Meeting unless revoked. If you have already cast your vote with respect to the 2017 Annual Meeting, you do not need to submit a new WHITE proxy card or vote again unless you wish to change your vote. If you have not yet returned your WHITE proxy card or voting instruction form, please complete and submit all WHITE proxy cards or voting instruction forms that you receive or follow the instructions on your WHITE proxy card or voting instruction form to vote by internet or telephone.

All WHITE proxy cards are being solicited for the purposes set forth therein by the RAIT Board. We do not expect any matters not listed on the WHITE proxy card to come before the 2017 Annual Meeting. If any other matter is presented, your signed WHITE proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Supplement should be read in conjunction with the Proxy Statement. References to sections and subsections herein are references to the corresponding sections and subsections in the Proxy Statement and references to page numbers herein are references to page numbers in the Proxy Statement. Capitalized terms used in this Supplement that are not defined herein have the meanings given to them in the Proxy Statement.

Cooperation Agreement with Highland

On May 25, 2017, subsequent to RAIT mailing its Proxy Statement and WHITE proxy card to shareholders for the 2017 Annual Meeting, RAIT entered into the Cooperation Agreement with Highland and each of the other persons set forth on the signature page of the Cooperation Agreement (each, an “Investor” and collectively, the “Investors” or the “Investor Group”).

Pursuant to the Cooperation Agreement, the Investor Group has agreed to terminate its pending proxy contest against the Company and withdraw the purported notice of nomination submitted by a Highland affiliate proposing to seek the election of five candidates to the RAIT Board at the 2017 Annual Meeting.

Pursuant to the Cooperation Agreement, RAIT has agreed that (i) following the certification of the vote of RAIT’s shareholders at the 2017 Annual Meeting, but no later than forty-five (45) calendar days from the date of execution of the Cooperation Agreement, the RAIT Board shall appoint either Nancy Jo Kuenstner or Andrew C. Richardson to its membership (the “New Trustee”) to serve on the RAIT Board until the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), (ii) within one hundred twenty (120) calendar days from the execution of the Cooperation Agreement, the RAIT Board shall appoint a new trustee (the “Second New Trustee”) who shall not be an Affiliate or Associate (as such terms are defined in Rule 12b-2 of the Exchange Act) of the Investor Group (or a previous member of a Schedule 13D group with any member of the Investor Group) to serve on the RAIT Board until the 2018 Annual Meeting, provided that the Investor Group will have one veto right with respect to the person chosen by the RAIT Board to serve as the Second New Trustee, (iii) during the Cooperation Period (as defined below), no less frequently than once every sixty (60) days, one or more members of RAIT’s management shall use its commercially reasonable efforts to schedule a telephonic meeting with a representative of the Investor Group to discuss information regarding RAIT that RAIT has, prior to such meeting, publicly disclosed, and (iv) RAIT will reimburse the Investor Group $250,000 for its out-of-pocket expenses, including legal fees and expenses, as actually incurred by the Investor Group in connection with the matters related to the 2017 Annual Meeting, the filing of a Schedule 13D amendment in connection with the 2017 Annual Meeting and the negotiation and execution of the Cooperation Agreement.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to RAIT and its Common Shares of Beneficial Interest, $0.03 par value per share (the “Common Shares”), RAIT’s 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, $0.01 par value per share, RAIT’s 8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, $0.01 par value per share, and RAIT’s 8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, $0.01 par value per share. A majority of the standstill provisions would be in effect for a “standstill period” commencing on the date of the Cooperation Agreement and ending two years from the date of the Cooperation Agreement. The other standstill provisions would be in effect for a “cooperation period” that commenced on the date of the Cooperation Agreement and ends at 11:59 p.m. Eastern Time on the date of the certification of the vote of shareholders at the 2018 Annual Meeting (the “Cooperation Period”).

Pursuant to the Cooperation Agreement, each of the Investors has agreed, at each annual and special meeting of shareholders held prior to the expiration of the Cooperation Period, to (A) appear, in person or by execution of the Company’s proxy card, at such shareholders’ meeting or otherwise cause all Common Shares beneficially owned by each Investor and their respective Affiliates and Associates to be counted as present thereat for purposes of establishing a quorum; (B) vote, or cause to be voted, all Common Shares beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form (1) in favor of each of the nominees for election as trustees nominated by the RAIT Board and recommended by the RAIT Board (and not in favor of any other nominees to serve on the RAIT Board), and (2) in accordance with the RAIT Board’s recommendations with respect to each of the proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s definitive proxy statement and any supplements thereto, including in favor of all matters recommended by the RAIT Board for shareholder approval and against all matters which the RAIT Board recommends against shareholder approval; provided, however, that, in connection with any matter (other than the election of nominees to the RAIT Board) to be voted upon by the Company’s shareholders, after the certification of the vote of the Company’s shareholders at the 2017 Annual Meeting, to the extent that the recommendation of Institutional Shareholder Services Inc. (“ISS”) differs from the RAIT Board’s recommendation with respect to such matter, the Investors may vote on the Company’s proxy card or voting instruction form in accordance with the recommendation of ISS; and (C) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Company or the RAIT Board.

Pursuant to the Cooperation Agreement, each of the Investors has agreed, in connection with any action by written consent that is sought to be taken by any party other than the Company or the RAIT Board prior to the expiration of the Cooperation Period, not to vote and to take all necessary action, including, without limitation, the execution and completion of any consent revocation card solicited by the Company or the RAIT Board, in accordance with the recommendation of the RAIT Board, to cause not to be voted, any of the Common Shares beneficially owned by each Investor and/or their respective Affiliates and Associates on any consent card related to or affecting the removal, replacement or election of Board members and solicited by any party, other than the Company or the RAIT Board.

Pursuant to the Cooperation Agreement, each of the Investors has agreed, in connection with any demand by a shareholder of the Company that the Company call a special meeting of shareholders made prior to the expiration of the Cooperation Period, not to vote and to take all necessary action, including, but not limited to, the execution and completion of any consent revocation card solicited by the Company or the RAIT Board in accordance with the recommendation of the RAIT Board, to cause not to be voted, any of the Common Shares beneficially owned by each Investor and/or their respective Affiliates and Associates for any special meeting demand proposed or sought to be made by any party.

The Company and the Investor Group have also agreed to certain mutual non-disparagement and mutual release of claims provisions.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 26, 2017.

The Cooperation Agreement does not change “Proposal No. 1—Election of Trustees” or the candidates that we are seeking to have elected at the 2017 Annual Meeting pursuant to “Proposal No. 1—Election of Trustees.” As disclosed in the Proxy Statement, the vote required for a person to be elected to the RAIT Board as a Trustee is dependent on whether an election is treated as a contested or uncontested election. We intend to treat the election of our Trustees at the 2017 Annual Meeting as uncontested. In an uncontested election, each Trustee is elected by a majority of the votes cast with respect to such Trustee nominee. The voting required to elect a Trustee in an uncontested election is further described under “What vote is required to elect Trustees in Proposal 1?” on pages 7 and 8 of the Proxy Statement.

General

Voting Securities. The record date for the 2017 Annual Meeting has not changed. Only shareholders of record as of the close of business on May 8, 2017 will be entitled to vote at the 2017 Annual Meeting. As of the record date, there were 92,691,743 Common Shares issued and outstanding.

Proxy Card. We have enclosed a WHITE proxy card with this Supplement which is the same WHITE proxy card you previously received with the Proxy Statement. The WHITE proxy card or voting instruction form you previously received with the Proxy Statement remains valid. The WHITE proxy cards are being solicited on behalf of the RAIT Board (1) to elect the nine Trustees named in the Proxy Statement to serve on the RAIT Board until the next annual meeting of shareholders in 2018 and, thereafter, until their successors are duly elected and qualified; (2) to approve the selection of KPMG LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017; (3) to approve the amendment and restatement of the RAIT Financial Trust 2012 Incentive Award Plan, including renaming the plan as the RAIT Financial Trust 2017 Incentive Award Plan, increasing the number of RAIT’s Common Shares authorized for issuance under the incentive award plan, revising plan features to provide additional shareholder protections and extending the term of the incentive award plan; (4) to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion; and (5) to determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Named Executive Officers as set forth in the Proxy Statement should be every year, every two years, or every three years.

The RAIT Board urges shareholders to sign, date and return each WHITE proxy card and voting instruction form they receive promptly.

Changes to Proposal No. 3—Approval of the Amendment and Restatement of RAIT’s 2012 Incentive Award Plan

The Company disclosed in the Proxy Statement that, in April 2017, the Compensation Committee adopted, subject to shareholder approval at the 2017 Annual Meeting, an amendment and restatement of RAIT’s 2012 Incentive Award Plan that would include, among other changes, the following change:

•	The total number of Common Shares authorized for issuance under the incentive award plan would be increased from 4,000,000 Common Shares (of which 130,548 Common Shares remain available for issuance) to 4,900,000 Common Shares, an increase of 900,000 Common Shares.

In May 2017, RAIT decided to revise the amount of the increase in Common Shares authorized for issuance under RAIT’s incentive award plan to propose to shareholders from 900,000 Common Shares to 3,500,000 Common Shares. As a result, upon receiving such approval, the total number of Common Shares authorized for issuance under RAIT’s incentive award plan would be increased from 4,000,000 Common Shares (of which 130,548 Common Shares remain available for issuance) to 7,500,000 Common Shares, an increase of 3,500,000 Common Shares. This number is subject to adjustment in certain circumstances as described on page 42 of the Proxy Statement in the Section titled “Adjustment Provisions.”

If the proposed amendment and restatement of the incentive award plan is approved by shareholders at the 2017 Annual Meeting, the total number of Common Shares that may be issued under the incentive award plan will be 7,500,000 Common Shares, with 3,630,548 Common Shares available for new grants. Other than the increase in the total number of Common Shares that may be issued under the incentive award plan, there were no other changes to Proposal 3.

The RAIT Board determined to propose this further increase in shares authorized to be issued under RAIT’s incentive award plan because, as RAIT implements its strategic transition described in the Proxy Statement, the

RAIT Board believes that the additional Common Shares would provide RAIT with enhanced equity compensation tools in order to motivate and retain key personnel and also provide RAIT with the ability to attract new personnel in a manner better aligned with the interests of our shareholders. The increase in Common Shares that shareholders are being asked to vote upon is largely intended to be used to further support our commitment to align our executive compensation programs with our performance. Our current compensation system for our executive officers ties a majority of their long-term incentive grants to the performance of RAIT and, in this regard, our Chief Executive Officer has 75% of his long-term incentive grants as performance-based shares. The performance structure of our long-term incentive program is designed to be aligned with our shareholders in that it is entirely tied to long-term total shareholder return that is measured over multiple years and assesses performance on an absolute and relative basis. In addition, we believe our long-term incentive program contains rigorous goals with target level awards requiring strong performance. For example, we must outperform the NAREIT Mortgage Index in order for our executive officers to earn the target award, and, thus, even if we are at the same level as the NAREIT Mortgage Index, our executive officers will earn less than that target award payout. Furthermore, with respect to absolute total shareholder return performance, unless we deliver at least a 33% total return, no awards for this component will be earned by the executive officers. In addition, in order for our executive officers to earn the target award, we must deliver at least a 42% total return and, to earn the maximum award, we must deliver at least a 58% total return. See “Compensation Discussion and Analysis” beginning on page 59 of the Proxy Statement for a further discussion of how our current compensation system for our executives ties a majority of their long-term incentive grants to performance in an effort to align their interests with those of our shareholders.

Procedural Matters

While we are mailing a new proxy card with this Supplement, which is the same WHITE proxy card you previously received with the Proxy Statement, the WHITE proxy card you received with the Proxy Statement remains valid. Whether or not you expect to attend the 2017 Annual Meeting, please complete and return your WHITE proxy card or voting instruction form as previously provided with the Proxy Statement.

How does the RAIT Board recommend that I vote?

The RAIT Board unanimously recommends that you vote as follows:

1.	FOR the election of each of the nine nominees for Trustee named in the Proxy Statement (Michael J. Malter, Andrew Batinovich, Scott L.N. Davidson, Frank A. Farnesi, S. Kristin Kim, Jon C. Sarkisian, Andrew M. Silberstein, Murray Stempel, III and Thomas D. Wren), each to serve for a term expiring at RAIT’s 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	FOR the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017;

3.	FOR the approval of the amendment and restatement of the 2012 Incentive Award Plan to the 2017 Incentive Award Plan as described in Proposal 3 in the Proxy Statement;

4.	FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related compensation tables and narrative discussion; and

5.	FOR the approval, on an advisory basis, of a preferred frequency of every year for an advisory vote on the executive compensation of the Named Executive Officers as set forth in the Proxy Statement.

Will my shares be voted if I do not provide instructions to my broker or nominee?

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. In uncontested solicitations, these rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non votes.” Therefore if you hold your shares in the name of your broker (sometimes called “street name” or “nominee name”) and you do not provide your broker with specific instructions regarding how to vote on any proposal to be voted on at the 2017 Annual Meeting, your broker will not be permitted to vote your shares on non-routine proposals. The only proposal to be voted on at the 2017 Annual Meeting that is considered a routine proposal is Proposal 2 regarding the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2017. All other proposals to be voted on at the 2017 Annual Meeting are considered non-routine. Therefore, if you want your vote to be counted on any proposal to be considered at the 2017 Annual Meeting, other than Proposal 2, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to such proposals.

Can I change my vote or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the 2017 Annual Meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the 2017 Annual Meeting by:

•	Properly submitting a later dated proxy;

•	Notifying the Secretary of RAIT in writing before the 2017 Annual Meeting that you have revoked your proxy; or

•	Voting in person at the 2017 Annual Meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the 2017 Annual Meeting if you obtain a “legal proxy” from your broker or other intermediary that holds your shares, giving you the right to vote your shares at the 2017 Annual Meeting.

Other Matters

As of the date of this Supplement, the RAIT Board does not intend to present, and has not been informed that any other person intends to present, any other matters for action at the 2017 Annual Meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement, rescheduling or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Exchange Act. For any other matter which may properly come before the 2017 Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the 2017 Annual Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

Who can answer my questions?

Your vote at the 2017 Annual Meeting is important, no matter how many or how few shares you own. Please sign and date all WHITE proxy cards or voting instruction forms that you may receive and return them in the enclosed postage-paid envelopes promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call D.F. King & Co., Inc., the firm assisting us in the solicitation of proxies, toll free at 800-431-9643 or collect at 212-269-5550 or by email: rait@dfking.com.

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

*    *    *    *    *    *

RAIT FILED A CURRENT REPORT ON FORM 8-K ON MAY 26, 2017 DISCUSSING THE COOPERATION AGREEMENT IT HAS ENTERED INTO WITH HIGHLAND. THE DESCRIPTION OF THE COOPERATION AGREEMENT IN THIS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THAT DOCUMENT AND THE EXHIBITS THERETO.

YOUR VOTE IS IMPORTANT. THE RAIT BOARD ASKS YOU TO COMPLETE, SIGN AND RETURN ALL WHITE PROXY CARDS OR VOTING INSTRUCTION FORMS THAT YOU MAY RECEIVE SO THAT YOUR VOTE MAY BE COUNTED, EVEN IF YOU PLAN ON ATTENDING THE 2017 ANNUAL MEETING.

By Order of the RAIT Board of Trustees

/s/ Anders Laren

Anders Laren, Secretary

Philadelphia, Pennsylvania

June 2, 2017